Exhibit 4.4

JUMEI INTERNATIONAL HOLDING LIMITED

SHAREHOLDERS AGREEMENT

November 18, 2011

TABLE OF CONTENTS

1.	DEFINITIONS		2

2.	INFORMATION RIGHTS, INSPECTION RIGHTS AND BOARD REPRESENTATION		7

	2.1	Information Rights and Inspection Rights	7
	2.2	Board of Directors	9

3.	REGISTRATION RIGHTS		10

	3.1	Applicability of Rights	10
	3.2	Definitions	10
	3.3	Demand Registration	12
	3.4	Piggyback Registrations	13
	3.5	Form F-3 or Form S-3 Registration	15
	3.6	Expenses	16
	3.7	Obligations of the Company	16
	3.8	Furnish Information	17
	3.9	Indemnification	18
	3.10	Termination of the Company’s Obligations	20
	3.11	No Registration Rights to Third Parties	20
	3.12	Assignment of Registration Rights	21
	3.13	Market Stand-Off	21
	3.14	Rule 144 Reporting	21

4.	RIGHT OF PARTICIPATION.		22

	4.1	Pro Rata Share	22
	4.2	New Securities	22
	4.3	Procedures	23
	4.4	Failure to Exercise	24
	4.5	Limitations on Subsequent Rights	24
	4.6	Termination	24

5.	TRANSFER RESTRICTIONS		24

	5.1	Sale by Shareholder; Notice of Sale; Application of Rights	24
	5.2	Right of First Refusal	25
	5.3	Co-Sale Right	28
	5.4	Right to Transfer	29
	5.5	Permitted Transfers	29
	5.6	Restriction on Transfers of Shares of the Company	30
	5.7	Term	31
	5.8	Accession to this Agreement	32

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	5.9	Transfer by the Investors	32

6.	VOTING AGREEMENT FOR TRADE SALE		32

	6.1	Trade Sale	32
	6.2	Distribution	33
	6.3	Termination	33

7.	CONFIDENTIALITY AND NON DISCLOSURE		33

	7.1	Disclosure of Terms	33
	7.2	Press Releases	33
	7.3	Permitted Disclosures	33
	7.4	Legally Compelled Disclosure	34
	7.5	Other Exceptions	34
	7.6	Other Information	34
	7.7	Survival	34

8.	ASSIGNMENT AND AMENDMENT		34

	8.1	Assignment	34
	8.2	Amendment	35

9.	OTHER UNDERTAKINGS OF THE COMPANY AND THE FOUNDERS		35

	9.1	Full Time Commitment	35
	9.2	Business of the Company and HK Company	35
	9.3	Non-Competition	36
	9.4	Tax Matters	36
	9.5	Compliance with Applicable Law	38
	9.6	ESOP	38
	9.7	IPO of the Company	38

10.	GENERAL PROVISIONS		39

	10.1	Notices	39
	10.2	Entire Agreement	39
	10.3	Governing Law	39
	10.4	Severability	39
	10.5	Third Parties	40
	10.6	Successors and Assigns	40
	10.7	Interpretation; Captions	40
	10.8	Counterparts	40
	10.9	Adjustments for Share Splits, Etc.	40
	10.10	Aggregation of Shares	40
	10.11	Shareholders Agreement to Control and Founders’ Voting Power	41
	10.12	Dispute Resolution	41
	10.13	Further Assurances	41

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10.14	Rights Cumulative	42
10.15	No Waiver	42
10.16	No Presumption	42
10.17	Specific Performance	42

EXHIBITS

Schedule of Notice

Exhibit A-1: Schedule of Founders

Exhibit A-2: Schedule of Angel Investors

Exhibit A-3: Schedule of Founder Vehicles

Exhibit B-1: Schedule of Series A-1 Investors

Exhibit B-2: Schedule of Series A-2 Investors

Exhibit B-3: Schedule of Series B Investors

Exhibit C: Capitalization Table

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THIS SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of November 18, 2011 by and among:

(1) Jumei International Holding Limited, an exempted company duly incorporated and validly existing under the Laws of the Cayman Islands with its registered address at P.O. Box 613, 4th Floor Harbour Centre, George Town, Grand Cayman KY1-1107, Cayman Islands, (the “Company”);

(2) Jumei Hongkong Limited, a company duly incorporated and validly existing under the laws of Hong Kong with its registered address at Unit 204 2/F, Malaysia Building, 50 Gloucester Road, Wanchai, Hang Kong (the “HK Company”);

(3) Jumei (Beijing) Science and Technology Services Co., Ltd. ( ), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at Room 803, Floor 7, Building 3, No. 15 Middle Haidian Street, Haidian District, Beijing (the “WFOE”);

(4) Each of the companies whose names are set forth in Exhibit A-1, (each a “Domestic Company”, collectively, “Domestic Companies”, together with the WFOE, collectively, the “PRC Companies” and each a “PRC Company”);

(5) Each of the individuals listed in Exhibit A-2 (collectively the “Founders” and each a “Founder”);

(6) Each of the individuals listed in Exhibit A-3 (collectively the “Angel Investors” and each an “Angel Investor”);

(7) Each of the companies listed in Exhibit A-4 (the “Founder Vehicles” and each a “Founder Vehicle”);

(8) Each of the investors whose names are set forth in Exhibit B-1 (collectively, the “Series A-1 Investors” and each a “Series A-1 Investor”); and

(9) Each of the investors whose names are set forth in Exhibit B-2 (collectively, the “Series A-2 Investors” and each a “Series A-2 Investor”).

(10) Each of the investors whose names are set forth in Exhibit B-3 (collectively, the “Series B Investors” and each a “Series B Investor”).

Each of the Series A-1 Investor , Series A-2 Investor and Series B Investor shall be hereinafter referred to as an “Investor” and collectively, the “Investors”.

Each of the Founder Vehicles, Xilong Wu, one of the Angel Investors, the other Angel Investor, Success Origin Limited, the Series A-1 Investors, the Series A-2 Investors, Investors and any and all other persons and entities holding any shares of the Company from time to time shall be hereinafter referred to as a “Shareholder” and collectively, the “Shareholders”.

Capitalized terms used in this Agreement shall have the meanings ascribed to them in Section 1.

RECITALS

A. On November 18, 2011 a Series B Preferred Shares Purchase Agreement (the “Series B Purchase Agreement”) was entered into by and among the Company, the HK Company, the Founders, the Angel Investors, the Founder Vehicles, the PRC Companies, the Series A-1 Investors, the Series A-2 Investors and the Series B Investors, pursuant to which (i) the Company issued and sold to the Series B Investors, and the Series B Investors purchased from the Company, an aggregate of 5,571,428 series B convertible redeemable preferred shares of the Company with par value of US$0.00025 per share; (ii) The Founders have a Founders’ Call Option for Further Subscription, by which the Founders are entitled to procure Ventech China II SICAR and Rich Team Investments Limited to subscribe for and purchase 1,857,143 Series B Preferred Shares at the purchase price of Series B Preferred Share set forth hereof within six (6) month after the Closing Date, but before the closing of next round financing of Group Companies. The aggregate consideration for the subscription for and purchase of the Further Subscribed Series B Preferred Shares shall be US$2,000,000. The Further Subscribed Series B Preferred Shares shall bear the same rights, preference, privilege of and restriction on the Series B Preferred Shares as set forth in the Transaction Documents.

B. The capital structure of the Company immediately after the Closing under the Series B Purchase Agreement shall be as set forth in Exhibit C hereto.

C. It is a condition precedent of the Closing under the Series B Purchase Agreement that the parties hereto enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.	DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

“Additional Offered Shares” has the meaning set forth in Section 5.2(b).

“Additional Transfer Notice” has the meaning set forth in Section 5.2(a).

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person, and any shareholder, member or partner of such Person. In the case that such Person is an individual, the “Affiliate” shall also include, without limitation, his/her spouse, child, brother, sister, parent, trustee of any trust in which such individual or any of his/her immediate family members is a beneficiary or a discretionary object, or any entity or company Controlled by any of the aforesaid persons. In the case that such Person is an Series B Investor, the “Affiliate” shall also include (i) any Person who holds Series B Preferred Shares as a nominee for the Series B Investor, (ii) any shareholder of the Series B Investor, (iii) any entity or individual who has a direct or indirect interest in the Series B Investor (including, if applicable, any general partner or limited partner) or any fund manager thereof, (iv) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by the Series B Investor or its fund manager, (v) the relatives of any individual referred to in (iii) above, and (vi) any trust Controlled by or held for the benefit of such individuals. For the avoidance of doubt, any Series B Investor shall not be deemed as an Affiliate of any Group Company.

“Agreement” has the meaning set forth in the preamble.

“Amended M&AA” means the Amended and Restated Memorandum and Articles of Association of the Company.

“Big-Four Accounting Firm” means any of KPMG, PricewaterhouseCoopers (PwC), Deloitte Touche Tohmatsu (Deloitte), and Ernst & Young (EY).

“Board” shall mean the board of directors of the Company.

“Business” shall mean the business is currently or proposed to be engaged by the Group Companies and other business as approved by the Board from time to time.

“Business Days” means, any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by applicable laws or executive order to be closed in Beijing or Hong Kong or Cayman Islands.

“CFC” has the meaning set forth in Section 9.4(a).

“Circular 75” has the meaning set forth in Section 9.5.

“Circular 78” has the meaning set forth in Section 9.5.

“Closing” has the meaning set forth in the Series B Purchase Agreement.

“Code” has the meaning set forth in Section 9.4(a).

“Company” has the meaning set forth in the preamble.

“Company Security Holder” has the meaning set forth in Section 9.5.

“Confidential Information” has the meaning set forth in Section 7.1.

“Control” means the power or authority, whether exercised or not, to direct the business, management and policies of a Person, directly or indirectly, or by effective control whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of the board of directors of such Person; the terms “Controlled” and “Control” have the meaning correlative to the foregoing.

“Control Documents” has the meaning given to such term in the Series B Purchase Agreement.

“Conversion Shares” means the Ordinary Shares issued or issuable pursuant to conversion of the Preferred Shares.

“Co-Sale Holder” has the meaning set forth in Section 5.3.

“Co-Sale Notice” has the meaning set forth in Section 5.3.

“Co-Sale Pro Rata Portion” has the meaning set forth in Section 5.3(a).

“Co-Sale Right Period” has the meaning set forth in Section 5.3.

“Disclosing Party” has the meaning set forth in Section 7.4.

“ESOP” has the meaning set forth in the Series A Purchase Agreement.

“Financing Terms” has the meaning set forth in Section 7.1.

“First Refusal Expiration Notice” has the meaning set forth in Section 5.2(e).

“Founder” or “Founders” has the meaning set forth in the preamble.

“Founder Vehicle” or “Founder Vehicles” has the meaning set forth in the preamble.

“Group” or “Group Companies” means the Company and its Subsidiaries and “Group Company” means any of them.

“Governmental Authority” means any nation or government or any province or state or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“HK Company” has the meaning set forth in the Series B Purchase Agreement.

“HK GAAP” has the meaning set forth in the Series B Purchase Agreement.

“Holding Vehicle” has the meaning set forth in Section 5.6(a).

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Immediate Family Member” has the meaning set forth in Section 5.5.

“Information Rights” has the meaning set forth in Section 2.1(vii).

“Initiating Holders” has the meaning set forth in Section 3.3(b).

“Inspection Rights” has the meaning set forth in Section 2.1(b).

“Investors” has the meaning set forth in the preamble.

“IPO” means the first firm-commitment underwritten initial public offering by the Company of its Ordinary Shares pursuant to a registration statement that is filed with and declared effective by either the SEC under the Securities Act or another Governmental Authority for a Registration in a jurisdiction other than the United States.

“Key Manager” has the meaning set forth in the Series B Purchase Agreement.

“New Securities” has the meaning set forth in Section 4.2.

“Non-Selling Shareholders” has the meaning set forth in Section 5.1.

“Offered Shares” has the meaning set forth in Section 5.1.

“Ordinary Shares” means the ordinary shares of the Company with par value of US$0.00025 per share.

“Over-Purchasing Holder” has the meaning set forth in Section 5.2(b).

“Participation Notice” has the meaning set forth in Section 4.3(a).

“Participation Rights Holder” has the meaning set forth in Section 4.

“Permitted Transfer” has the meaning set forth in Section 5.5.

“Permitted Transferee” has the meaning set forth in Section 5.5.

“Person” means any individual, sole proprietorship, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other enterprise or entity of any kind or nature.

“PFIC” has the meaning set forth in Section 9.3(b).

“PRC” or “China” means the People’s Republic of China but solely for the purposes of this Agreement and other Transaction Documents excluding Hong Kong, the Macau Special Administrative Region and the island of Taiwan.

“PRC Company” or “PRC Companies” has the meaning set forth in the preamble.

“Preferred Shares” shall mean the Series A Preferred Shares and the Series B Preferred Shares.

“Purchasing Holders” has the meaning set forth in Section 5.2(b).

“Qualified IPO” has the meaning given to such term in the Amended M&AA.

“Re-allotment Notice” has the meaning set forth in Section 5.2(b).

“Remaining Offered Shares” has the meaning set forth in Section 5.2(b).

“Request Notice” has the meaning set forth in Section 3.3(a).

“Right of Participation” has the meaning set forth in Section 4.

“SAFE” means the State Administration of Foreign Exchange of the PRC.

“Securities Act” means the U.S. Securities Act of 1933, as amended and interpreted from time to time.

“Selling Shareholder” has the meaning set forth in Section 5.1.

“Series A-1 Preferred Shareholders” means any holder of the Series A-1 Preferred Shares.

“Series A Preferred Shares” means the Series A-1 Preferred Shares and Series A-2 Preferred Shares of the Company.

“Series A-1 Preferred Shares” means the series A-1 redeemable convertible preferred shares, par value of US$0.00025 per share, of the Company.

“Series A-2 Preferred Shareholders” means any holder of the Series A-2 Preferred Shares.

“Series A-2 Preferred Shares” means the series A-2 redeemable convertible preferred shares, par value of US$0.00025 per share, of the Company.

“Series A-1 Investors” has the meaning set forth in the preamble.

“Series A-2 Investors” has the meaning set forth in the preamble.

“Series A Investors” means the Series A-1 Investors and Series A-2 Investors.

“Series B Investors” has the meaning set forth in the preamble.

“Series B Preferred Shares” means the series B preferred shares, par value US$0.00025 per share, in the authorized share capital of the Company, having the rights and privileges in this Agreement and Amended M&AA.

“Series B Director” has the meaning given to such term in the Amended M&AA.

“Series B Purchase Agreement” has the meaning set forth in the recitals.

“Share” means the Ordinary Shares, the Series A-1 Preferred Shares, the Series A-2 Preferred Shares, the Series B Preferred Shares and shares of any other class or series in the share capital of the Company.

“Shareholder” or “Shareholders” has the meaning set forth in the preamble.

“Subsidiary” shall mean, with respect to a specific entity, (i) any entity (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) interest in the profits or capital of such entity are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with the International Financial Reporting Standards, or (iii) any entity with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another Subsidiary. For the avoidance of doubt, the Subsidiaries of the Company shall include the HK Company, the PRC Companies and any other Subsidiary to be established by any of them from time to time.

“Transaction Documents” means this Agreement, the Series B Purchase Agreement, the Amended M&AA, the Director Indemnification Agreement, the exhibits attached to any of the foregoing and each of the agreements and other documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“Transfer Notice” has the meaning set forth in Section 5.1.

“US GAAP” means generally accepted accounting principles in the United States of America, applied on a consistent basis.

“Violation” has the meaning set forth in Section 3.9(a).

“WFOE” has the meaning set forth in the Series B Purchase Agreement.

2.	INFORMATION RIGHTS, INSPECTION RIGHTS AND BOARD REPRESENTATION.

2.1 Information Rights and Inspection Rights.

(a) Information Rights. The Company covenants and agrees that, commencing on the date of this Agreement, so long as any Investor holds any Preferred Share and/or Conversion Share, the Company will deliver to such Investor:

(i) as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, an annual consolidated budget for the succeeding fiscal year for the Group Companies, including without limitation, the projected revenues, profits and operating expenses for each quarter during such succeeding fiscal year, certified by the chief financial officer of the Company;

(ii) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year, audited annual consolidated financial statements of the Group Companies for such fiscal year, audited by a Big-Four Accounting Firm or any other accounting firm approved by the Investors in accordance with International Accounting Standard(IAS) consistently applied throughout the period;

(iii) as soon as practicable, but in any event thirty (30) days after the end of each fiscal quarter, unaudited quarterly consolidated financial statements of the Group Companies, together with a management report including a comparison of financial results with the applicable budget;

(iv) as soon as practicable, but in any event fifteen (15) days after the end of each calendar month, unaudited monthly consolidated financial statements of the Group Companies, together with a management report including a comparison of financial results with the applicable budget;

(v) disclosure of major projects and major interested party transactions of the Group Companies, within fifteen (15) days after the end of each calendar quarter, or such other periodic operating metrics of the Group Companies as reasonably requested by the Investor(s) holding at least a simple majority of the outstanding Preferred Shares, if such projects or transactions have not been disclosed to the Series B Investors or the Series B Director in the Board or Shareholders’ meeting of the Company;

(vi) (x) prompt written notice of any material litigation, material judgment against any of the Group Companies, and any other event that may have a material adverse effect on the operations and financial condition of any of the Group Companies, (y) prompt written notice of any notice from any governmental authority of material non-compliance with any regulation by any of the Group Companies;

(vii) any information delivered by the Group Companies to any of the Company’s Shareholders other than such Investor; and

(viii) upon the written request by the Investor(s) holding at least a simple majority of the outstanding Preferred Shares, such other information of the Group Companies as such Investor(s) shall reasonably request (the rights to have access to the information set out in (i) to (vii) collectively, the “Information Rights”).

All the financial statements to be provided to the Investors pursuant to this Section 2.1 shall be prepared in conformance with IAS in English and shall consolidate all of the financial results of the Group Companies. All the information (including without limitation the financial statements) provided by the Company to the Investors pursuant to this Section 2.1 shall be verified and certified as true, correct and not misleading by the Chief Executive Officer and the Chief Financial Officer of the Company.

(b) Inspection Rights. Each of the Group Companies covenants and agrees that, commencing on the date of this Agreement, so long as any Investor holds any Preferred Share and/or Conversion Share, such Investor shall have the right to, at its own costs, at least once a year (i) inspect the facilities, records and books of each of the Group Companies at any time during regular working hours upon reasonable prior notice to the relevant Group Company, and (ii) discuss the business, operations and conditions of the Group Companies with their respective directors, officers, employees, accountants and legal counsel, provided that such inspection and discussion shall not affect the ordinary operation of the Group Companies (the “Inspection Rights”).

(c) Termination of Rights. The Information Rights and Inspection Rights shall terminate upon consummation of a Qualified IPO.

2.2 Board of Directors.

(a) Board Composition. The Company’s Amended M&AA shall provide that the Board consist of five (5) members and the number of directors shall not be changed except pursuant to an amendment to the Amended M&AA. Three (3) directors of Board of Directors shall be appointed jointly by Ou Chen ( ) representing all the Founders, Founder Vehicles and Angel Investors. The Series A2 Investors holding at least a simple majority of the outstanding Series A-2 Preferred Shares shall be entitled to jointly appoint one (1) director (“Series A-2 Director”) to the Board of Directors and the Series A-1 Investor and Series B Investor will jointly appoint one (1) director (“Series B Director”) and vote together with this one seat. A non-voting observer seat of the Board of Directors shall be provided to Series B Investors.

Each Shareholder covenants and agrees to take any and all action from time to time and at all times in whatever manner as shall be necessary to ensure that the Series B Director to serve on the Board is not, will not be removed, unless such removal is directed or approved by the Series A-1 and Series B Investors holding at least a simple majority of the outstanding Series A-1 and Series B Preferred Shares respectively.

(b) Board of the PRC Companies. The membership of the board of directors (or similar body) of each Group Company (each, a “Subsidiary Board”) shall be presented to the Board for approval, which shall include the affirmative vote of the Series A-2 Director and the Series B Director, and such Subsidiary Board shall have the same number of directors and the same board composition with the Company from time to time. Notwithstanding the foregoing, the Investor shall have the right, but not the obligation, to appoint representatives to serve on such Subsidiary Boards as directors or non-voting observers. Each Founder, Founder Vehicle, Angel Investor and Group Company covenants and agrees to take any and all action from time to time and at all times in whatever manner as shall be necessary to ensure that representatives appointed by the Investors to serve on such Subsidiary Boards are not, will not be removed, unless such removal is directed or approved by the Investors. The Company, the Founders, the Angel Investors, the Founder Vehicles shall further ensure that any Subsidiary Board shall not have independent decision making power over their respective entities and the Company shall have sole decision making power over all business and affairs of any of its subsidiaries.

(c) Compensation Committee. A compensation committee (the “Compensation Committee”) shall be formed within the Board at the first meeting of the Board following the Closing Date, and the Investor shall have the right, but not the obligation to designate a representative to be a member of such committee. Such committee shall be responsible for (i) implementing salary and equity guidelines for the Company, (ii) reviewing and approving compensation packages, severance agreements, employees’ stock options plan and employment agreements for all the officers and senior managers of any Group Company (vice president or above), (iii) administering the Company’s equity incentive plans and approving any share option or share grants or similar rights to employees or consultants of any Group Company, and (iv) ensuring that all employees of any Group Company are employed “at will”, subject to applicable employment laws. No action or activity falling into the functions of the Compensation Committee shall be taken unless and until such matter has been approved by a simple majority of the members of the Compensation Committee, including the member of the Compensation Committee appointed by the Investors, if any.

(d) Observer.

Upon invitation by a director of the Board, the Investors shall collectively have the right to designate one (1) representative to attend all meetings of the board of directors of any Group Company, and all committees thereof (whether in person, by telephone or other means) in a non-voting observer capacity and to have access to all the information provided to the directors at such meetings, and shall provide to the observer, concurrently with the directors, and in the same manner, notice and minutes of such meetings and a copy of all materials provided to the directors.

(e) Frequency; Notices; Expenses.

The Board shall hold at least one (1) meeting every quarter either telephonically or in person, unless otherwise agreed by a vote of a simple majority of all the directors including the consent of the Series A-2 Director and the Series B Director. The Company shall cause that (i) a notice of each meeting, (ii) the agenda of the business to be transacted at the meeting and (iii) all relevant documents and materials to be circulated at or presented to the meeting are sent to all directors at least fourteen (14) days before the meeting and a copy of the minutes of the meeting is sent to such persons within thirty (30) days following the meeting. The Company shall reimburse the directors and/or committee members for all reasonable out-of-pocket expenses incurred in connection with attending any meetings of the Board and all committees thereof.

3.	REGISTRATION RIGHTS.

3.1 Applicability of Rights.

The Investors shall be entitled to the following rights with respect to any potential public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of the Company’s securities in any other jurisdiction in which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

3.2 Definitions. For purposes of this Section 3:

(a) Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act.

(b) Registrable Securities. The term “Registrable Securities” means: (1) any Ordinary Shares of the Company issued or issuable pursuant to conversion of any of the Preferred Shares issued (A) under the Series A Purchase Agreement and the Series B Purchase Agreement, or (B) pursuant to the Right of Participation under Section 4, and (2) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares described in clause (1) of this subsection (b), and (3) Ordinary Shares issued or issuable in respect of the Ordinary Shares described in clause (1) and (2) above upon any share split, share dividend, share combination or consolidation, recapitalization, reclassification or other similar event in relation to the Shares. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a Person in a transaction in which rights under this Section 3 are not assigned in accordance with this Agreement, and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

(c) Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding or would be outstanding assuming full conversion of all securities, warrants or other rights which are, directly or indirectly, convertible, exercisable or exchangeable into or for Registrable Securities.

(d) Holder. For purposes of this Section 3, the term “Holder” means any person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 3 have been duly assigned in accordance with this Agreement.

(e) Form F-3 or Form S-3. The term “Form F-3” or “Form S-3” means such respective form under the Securities Act (including Form S-3 or Form F-3, as appropriate) or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f) SEC. The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

(g) Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 3.3, 3.4 and 3.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, “blue sky” fees and expenses and the expense of any special audits incidental to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company and fees and disbursements and expenses of counsel for the Holders).

(h) Selling Expenses. The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 3.3, 3.4 or 3.5 hereof.

(i) Exchange Act. The term “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and any successor statute.

3.3 Demand Registration.

(a) Request by Holders. Subject to the terms of this Agreement, if the Company shall, at any time after the earlier of (i) the third anniversary following the Closing or (ii) expiry of twelve (12) months following the effective date of a registration statement for an IPO, receive a written request from the Holders of at least 10% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act (other than Form F-3 or Form S-3) covering the registration of any Registrable Securities of such Holders pursuant to this Section 3.3, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (“Request Notice”) to all the Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all the Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice.

For the purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such event all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, and to U.S. law and the SEC, shall be deemed to refer to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction.

(b) Underwriting. If the Holders initiating the registration request under this Section 3.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 3.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a simple majority of the voting power of all the Registrable Securities proposed to the be include in such Registration and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 3.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company or any Subsidiary of the Company; provided further, that at least thirty percent (30)% of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than two (2) such demand registrations pursuant to this Section 3.3 provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 3.3 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 3.3.

(d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting registration pursuant to this Section 3.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than one hundred and fifty (150) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its Shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

3.4 Piggyback Registrations.

Subject to the terms of this Agreement, if the Company proposes to register for its own account any of its equity securities in connection with the public offering of such securities, or if any demand registration of equity securities is requested by investors making equity investment in the Company subsequent to the equity investment in the Company by the Holders, the Company shall notify all the Holders of the Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 3.3 or Section 3.5 of this Agreement or to any employee benefit plan or a corporate reorganization), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company or any subsequent investors, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company or any subsequent investors with respect to offerings of its securities, all upon the terms and conditions set forth herein. No Shareholder of the Company shall be granted the piggyback registration right under this Section 3.4 that is superior to those of the Holders without prior written consent of Holders holding at least fifty percent (50%) of the Registrable Securities.

(a) Underwriting. If a registration statement under which the Company gives notice under this Section 3.4 is for an underwritten offering, then the Company shall so advise the Holders of the Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 3.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All the Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 3.13, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including the Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of the Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the aggregate number of shares of the Registrable Securities, on a pro rata basis, for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(b) Not Demand Registration. Registration pursuant to this Section 3.4 shall not be deemed to be a demand registration as described in Section 3.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.4.

3.5 Form F-3 or Form S-3 Registration.

In case the Company shall receive from any Holder or Holders of any Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form F-3 or Form S-3 for which the reasonably anticipated aggregate offering price to the public would exceed US$500,000 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a) Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of the Registrable Securities; and

(b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 3.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.5:

(i) if Form F-3 or Form S-3 is not available for such offering by the Holders;

(ii) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form F-3 or Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 or Form S-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders initiating such registration request pursuant to this Section 3.5; provided that the Company shall not register any of its other Shares during such sixty (60) day period. A registration right under Section 3.5 shall not be deemed to have been exercised until such deferred registration shall have been effected.

(iii) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two Form F-3 or Form S-3 registrations pursuant to this Section 3.5; or

(iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

Subject to the foregoing, the Company shall file a Form F-3 or Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

(c) Not Demand Registration. Form F-3 registrations shall not be deemed to be demand registrations as described in Section 3.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of the Registrable Securities under this Section 3.5.

(d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 3.5 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 3.3(b) shall apply to such registration.

3.6 Expenses.

All Registration Expenses incurred in connection with any registration pursuant to Sections 3.3, 3.4 or 3.5 (but excluding the Selling Expenses), including but not limited to, all Registration, filing and qualification fees, printers’ and accounting fees and fees and disbursements of counsel for the Company included within the Registration, and reasonable fees and disbursements for the Holders included within the Registration, shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 3.3, 3.4 or 3.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all the Selling Expenses and disbursements of one (1) separate counsel for the Holders, in connection with such offering by the Holders.

3.7 Obligations of the Company.

Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a simple majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of the Registrable Securities registered under Form F-3 or Form S-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of the Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

(f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of the Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any.

3.8 Furnish Information.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 3.3, 3.4 or 3.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

3.9 Indemnification.

In the event any Registrable Securities are included in a registration statement under Sections 3.3, 3.4 or 3.5:

(a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling Person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection (a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling Person of such Holder.

(b) By Selling Holders. To the extent permitted by law, each selling Holder will, if the Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any Person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling Person, underwriter or such other Holder, partner or director, officer or controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, underwriter or other Holder, partner, officer, director or controlling Person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection (b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Section (b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(c) Notice. Promptly after receipt by an indemnified party under this Section 3.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 3.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.9.

(d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 3.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 3.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 3.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

3.10 Termination of the Company’s Obligations.

The Company’s obligations under Sections 3.3, 34.4 and 3.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 3.3, 3.4 or 3.5 shall terminate (i) on the fifth anniversary of the Qualified IPO of the Company’s securities or (ii) upon the termination, liquidation, dissolution of the Company.

3.11 No Registration Rights to Third Parties.

Without the prior written consent of the Holders of a simple majority of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Section 3, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities. In any event, if the Company grants to any holder of the Company’s security any registration right of any nature that are superior to the Holders, as determined in good faith by the Board (including the consent of the Series A-2 Director), the Company shall grant such superior registration right to the Holders as well.

3.12 Assignment of Registration Rights.

Subject to prior written notification by the Holder to the Company, the right to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder provided that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such transfer or assignment shall be effective only if immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under applicable securities law. In the event of a transfer or assignment of Registrable Securities which does not satisfy the conditions set forth above, such securities shall no longer be deemed to constitute “Registrable Securities” for purposes of this Agreement.

3.13 Market Stand-Off.

Each of the Founders, the Founder Vehicles, the Angel Investors, the Series A-1 Investors, the Series A-2 Investors and the Series B Investors hereby agrees that, if and to the extent requested by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of any direct or indirect securities of the Company (other than those permitted to be included in the registration and other transfers to affiliates permitted by law) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters. The foregoing provision of this Section 3.13 applies only to the first registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering, but not to the Registrable Securities actually sold pursuant to such registration statement, and shall only be applicable to the Holders if all officers, directors and holders of one percent (1%) or more of the Company’s outstanding share capital enter into similar agreements, and if the Company or any underwriter releases any officer, director or holder of one percent (1%) or more of the Company’s outstanding share capital from his or her sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities holding at least one percent (1%) of the then outstanding share capital of the Company to execute prior to a Qualified IPO a market stand-off agreement containing substantially similar provisions as those contained in this Section 3.13.

3.14 Rule 144 Reporting.

With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) so long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

4.	RIGHT OF PARTICIPATION.

Each of the Investors and any other holder of the Preferred Shares to which rights under this Section 4 have been duly assigned in accordance with Section 7.1 (such Investor and each such assignee each hereinafter referred to as a “Participation Rights Holder”) and/or its Affiliate(s) shall have the right of first refusal to purchase such Participation Rights Holder’s Pro Rata Share (as defined in Section 4.1), of all (or any part) of any New Securities (as defined in Section 4.2) that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”). Each Participation Rights Holder may apportion, at its sole discretion, its Pro Rata Shares among its Affiliates in any proportion.

4.1 Pro Rata Share.

A Participation Rights Holder’s “Pro Rata Share” for purposes of the Right of Participation is the ratio of (a) the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Participation Rights Holder, to (b) the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) then outstanding immediately prior to the issuance of the New Securities giving rise to the Right of Participation.

4.2 New Securities.

“New Securities” shall mean any Preferred Shares, any other Shares of the Company designated as “preferred shares”, Ordinary Shares or other Shares of the Company, whether now authorized or not, or rights, options or warrants to purchase said equity securities, or securities of any class whatsoever that are, or may become, convertible or exchangeable into said equity securities, provided, however, that the term “New Securities” shall not include:

(a) (i) any of the options, warrants or other securities arrangements to purchase any Ordinary Shares issued from time to time to the employees, officers, directors, contractors, advisors or consultants of the Group Companies pursuant to the ESOP having been approved pursuant to the Amended M&AA; and (ii) any Ordinary Shares issuable upon exercise or conversion of the forgoing options, warrants or other securities arrangements;

(b) any Preferred Shares issued under the Series A Purchase Agreement or the Series B Purchase Agreement and any Ordinary Shares issued pursuant to the conversion thereof;

(c) any securities issued in connection with any share split, share dividend, share combination, recapitalization or any subdivision of Ordinary Shares or other similar event in which all the Participation Rights Holders are entitled to participate on a pro rata basis;

(d) any securities issued as a dividend or distribution on the Preferred Shares;

(e) any securities issued pursuant to bona fide transactions with strategic partners or transactions with financial institutions or lessors in connection with loans, credit arrangements, equipment financings or similar transactions, each such transaction having been approved by the Board and the Shareholders pursuant to the Amended M&AA;

(f) any securities issued pursuant to a Qualified IPO as approved by the Board and the Shareholders pursuant to the Amended M&AA;

(g) any securities issued pursuant to a bona fide acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or a series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, provided that such acquisition has been approved by the Board and the Shareholders pursuant to the Amended M&AA; and

(h) any Ordinary Shares issued or issuable in any other transaction in which exemption from the anti-dilution provisions in the Amended M&AA, as currently in effect, is approved by the holders of a simple majority of the then-outstanding Series B Preferred Shares.

4.3 Procedures.

In the event that the Company proposes to undertake an issuance of any New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue such New Securities (the “Participation Notice”), describing the amount and class of the New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have thirty (30) days from the date of receipt of any such Participation Notice to agree on behalf of itself or its Affiliates in writing to purchase such Participation Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the Participation Notice by giving written notice to the Company and stating therein the quantity of the New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share). If any Participation Rights Holder fails to so agree in writing within such thirty (30) day period to purchase such Participation Rights Holder’s full Pro Rata Share of an offering of such New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase.

4.4 Failure to Exercise.

If Participating Rights Holders fail to respond within thirty (30) days after the receipt of the Participation Notice or decline to exercise their rights or purchase all New Securities included in the Participation Notice within the notice period under Section 4.3(a) or (b), the Company shall have ninety (90) days after expiration of the Participation Notice, as the case may be, to sell the New Securities described in the Participation Notice (with respect to which the Right of Participation hereunder were not exercised) at the same or higher price and upon non-price terms no more favorable to the purchasers thereof than specified in the Participation Notice. In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 4.

4.5 Limitations on Subsequent Rights.

Without the prior written consent of the holders of a simple majority of the then outstanding Series B Preferred Shares, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any participation right of any nature relating to any securities of the Company which are senior to, or on a parity with, those granted to the holders of the Series B Preferred Shares. In any event and subject to the foregoing sentence, if the Company grants to any holder of the Company’s security any participation right of any nature that are superior to those of the holders of the Series B Preferred Shares, as determined in good faith by the Board (including the consent of the Series B Director), the Company shall grant such superior participation right to the holders of the Series B Preferred Shares as well.

4.6 Termination.

The Right of Participation shall terminate upon the closing of a Qualified IPO.

5.	TRANSFER RESTRICTIONS.

5.1 Sale by Shareholder; Notice of Sale; Application of Rights.

(a) Subject to Sections 5.5 and 5.6 of this Agreement, if any Founder, any Founder Vehicle, any Angel Investor, any Series A Investor, any Investor, each of his/her/its Affiliates and each of his/her/its permitted assignees to whom his/its rights under this Section 5 have been duly assigned in accordance with this Agreement and the Amended M&AA or any other holder of the Shares (the “Selling Shareholder”) proposes to sell or transfer or exchange all or any Shares or other securities of the Company directly or indirectly held by it, then the Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to each of the relevant Shareholders as provided under Section 5.1(b) or Section 5.1(c) (collectively, the “Non-Selling Shareholders”) and the Company prior to such sale or transfer or exchange. The Transfer Notice shall describe in reasonable detail the proposed sale or transfer or exchange including, without limitation, the number of Shares to be sold or transferred or exchanged (the “Offered Shares”), the nature of such sale or transfer or exchange, the consideration to be paid, and the name and address of each prospective purchaser or transferee or acquirer.

(b) Notwithstanding the foregoing, if the Selling Shareholder is any holder of the Shares other than the Series A Investors and the Series B Investors, all the rights of the Non-Selling Shareholders provided under this Section 5, including without limitation Right of First Refusal provided under Section 5.2(b), Co-Sale Right provided under Section 5.3, shall be only exercisable by (and the “Non-Selling Shareholder” for the purpose of this Section 5 shall only include) the Series A Investors and the Series B Investors proportionately.

(c) Notwithstanding the foregoing, if the Selling Shareholder is any Series A Investor or Series B Investor, all the rights of the Non-Selling Shareholders provided under this Section 5, including without limitation Right of First Refusal provided under Section 5.2(b), Co-Sale Right provided under Section 5.3, shall be only exercisable by (and the “Non-Selling Shareholder” for the purpose of this Section 5 shall only include) any of the Founders, the Founder Vehicles, the Angel Investors who holds any Share in the Company then proportionately.

5.2 Right of First Refusal.

(a) The Company’s Right of First Refusal.

(i) The Company shall have the right for a period of fifteen (15) days following the receipt of the Transfer Notice to elect to purchase all of the Offered Shares (not in part) at the same price and subject to the same material terms and conditions as described in the Transfer Notice.

(ii) The Company may exercise such right and, thereby, purchase all of the Offered Shares, by notifying the Selling Shareholder in writing, before expiration of the fifteen (15) day period, that it wishes to purchase all of the Offered Shares.

(iii) If the Company gives the Selling Shareholder notice that it desires to purchase all the Offered Shares, then payment for the Offered Shares shall be made by check or wire transfer in immediately available funds of the appropriate currency, against delivery of such Offered Shares at a place agreed by the Selling Shareholder and the Company and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days after the Company’s receipt of the Transfer Notice, unless such notice contemplated a later closing with the prospective third party transferee or unless the value of the purchase price has not yet been established pursuant to Section 5.2(c).

(iv) Regardless of any other provision of this Agreement, if the Company declines in writing or fails to exercise its right of first refusal pursuant to this Section 5.2(a) with respect to all (and not less than all) of the Offered Shares, then the Selling Shareholder shall be under no obligation to transfer the Offered Shares to the Company pursuant to this Section 5.2(a) and shall then be required to provide another notice regarding the Offered Shares to each Non-Selling Shareholder (the “Additional Transfer Notice”) (which shall contain the same conditions and price for sale of the Offered Shares as set forth in the Transfer Notice) within three (3) Business Days.

(b) Non-Selling Shareholders’ Right of First Refusal.

(i) If the Company elects not to purchase all of the Offered Shares or fails to exercise its right of first refusal within the specified period pursuant to Section 5.2(a) hereof, then each Non-Selling Shareholder shall have the right for a period of fifteen (15) days following the Non-Selling Shareholder’s receipt of the Additional Transfer Notice to elect to purchase all or any portion of its respective pro rata share of the Offered Shares at the same price and subject to the same material terms and conditions as described in the Additional Transfer Notice.

(ii) Each Non-Selling Shareholder may exercise such right of first refusal and, thereby, purchase all or any portion of its pro rata share of the Offered Shares, by notifying the Selling Shareholder and the Company in writing, before expiration of the fifteen (15) day period as to the number of such Offered Shares that it wishes to purchase.

(iii) Each Non-Selling Shareholder’s pro rata share of the Offered Shares shall be a fraction, the numerator of which shall be the total number of the Shares and other equity securities of the Company (calculated on fully-diluted and as-converted basis) owned by such Non-Selling Shareholder on the date of the Additional Transfer Notice and the denominator of which shall be the total number of the Shares and other equity securities of the Company (calculated on fully-diluted and as-converted basis) held by all the Non-Selling Shareholders on such date.

(iv) If any Non-Selling Shareholder elects not to exercise or fully exercise or fails to fully exercise such right of first refusal pursuant to Section 5.2(b)(ii), the Selling Shareholder shall give notice of such election or failure (the “Re-allotment Notice”) to each other Non-Selling Shareholder that elected to purchase its entire pro rata share of the Offered Shares (the “Purchasing Holders”), which notice shall set forth the number of the Offered Shares not purchased by the other Non-Selling Shareholders pursuant to Section 5.2(b)(ii) (such shares, the “Remaining Offered Shares”). Such Re-allotment Notice may be made by telephone if confirmed in writing within five (5) days. The Purchasing Holders shall have a right of re-allotment such that they shall have ten (10) Business Days from the date such Re-allotment Notice was given to elect to increase the number of the Offered Shares they agreed to purchase under Section 5.2(b)(ii). Such right of re-allotment shall be subject to the following conditions: Each Purchasing Holder shall first notify the Selling Shareholder of its desire to increase the number of the Offered Shares it agreed to purchase under Section 5.2(b)(ii), stating the number of the additional Offered Shares it proposes to buy (the “Additional Offered Shares”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days. If, as a result thereof, the total number of Additional Offered Shares the Purchasing Holders propose to buy exceeds the total number of the Remaining Offered Shares, each Purchasing Holder who proposes to buy more than such number of additional Offered Shares equal to the product obtained by multiplying (i) the number of the Remaining Offered Shares by (ii) a fraction, the numerator of which is the number of the Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Purchasing Holder and the denominator of which is the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all Purchasing Holders (an “Over-Purchasing Holder”) will be cut back by the Selling Shareholder with respect to its over-purchase to that number of the Remaining Offered Shares equal to the lesser of (x) its Additional Offered Shares and (y) the product obtained by multiplying (i) the number of the Remaining Offered Shares available for over-purchase by (ii) a fraction, the numerator of which is the number of the Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Over-Purchasing Holder and the denominator of which is the total number of the Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all the Over-Purchasing Holders.

(v) Subject to applicable securities laws, the Non-Selling Shareholders shall be entitled to apportion the Offered Shares to be purchased among its partners and Affiliates upon written notice to the Company and the Selling Shareholder.

(vi) If a Non-Selling Shareholder gives the Selling Shareholder notice that it desires to purchase the Offered Shares, then payment for the Offered Shares to be purchased shall be made by check or wire transfer in immediately available funds of the appropriate currency, against delivery of such Offered Shares to be purchased at a place agreed by the Selling Shareholder and all the participating Non-Selling Shareholders and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days after the Non-Selling Shareholder’s receipt of the Additional Transfer Notice, unless such notice contemplated a later closing with the prospective third party transferee or unless the value of the purchase price has not yet been established pursuant to Section 5.2(c).

(c) Purchase Price. The purchase price for the Offered Shares to be purchased by the Company or the Non-Selling Shareholders exercising their right of first refusal will be the price set forth in the Transfer Notice. If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be as previously determined by the Board (including the consent of the Series B Director) in good faith, which determination will be binding upon the Company and the Non-Selling Shareholder, absent fraud or error.

(d) Rights of Selling Shareholder. If any Non-Selling Shareholder exercises its right of first refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by such Non-Selling Shareholder, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from the Non-Selling Shareholder in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Non-Selling Shareholder for transfer to the Non-Selling Shareholder.

(e) Application of Co-Sale Right. Regardless of any other provision of this Agreement, if any Non-Selling Shareholder declines in writing or fails to exercise its right of first refusal pursuant to Section 5.2(b) with respect to the Offered Shares, the Selling Shareholder shall be under no obligation to transfer such Offered Shares to the other Non-Selling Shareholders pursuant to Section 5.2(b) and instead shall (A) be free to sell such Offered Shares pursuant to the Additional Transfer Notice, subject to Section 5.3 hereunder, and (B) shall give each Non-Selling Shareholder a written notice (the “First Refusal Expiration Notice”) specifying that such Non-Selling Shareholder has not subscribed for such Offered Shares and that such Offered Shares shall be subject to the co-sale right of the Co-Sale Holder (as defined in Section 5.3 below) described in Section 5.3 below, in which case the First Refusal Expiration Notice shall specify the Co-Sale Pro Rata Portion (as defined in Section 5.3 below) of the Offered Shares for the purpose of such co-sale right.

5.3 Co-Sale Right.

Each of the Non-Selling Shareholders that has not exercised its right of first refusal with respect to the Offered Shares proposed to be sold or transferred or exchanged by the Selling Shareholder (the “Co-Sale Holder”) shall have the right, exercisable upon written notice to the Selling Shareholder and the Company (the “Co-Sale Notice”) within twenty (20) days after receipt of the First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in the sale of the Offered Shares at the same price and subject to the same terms and conditions as set forth in the Transfer Notice. The Co-Sale Notice shall set forth the number of Shares (on an as-converted basis) that such Co-Sale Holder wishes to include in such sale or transfer or exchange, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such Co-Sale Holder. To the extent the Co-Sale Holder exercises such right of co-sale in accordance with the terms and conditions set forth below, the number of the Offered Shares that the Selling Shareholder may sell in the transaction shall be correspondingly reduced. The co-sale right of each Co-Sale Holder shall be subject to the following terms and conditions:

(a) Co-Sale Pro Rata Portion. A Co-Sale Holder may sell all or any part of that number of Ordinary Shares held by it (on an as-converted basis) that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Shares subject to the co-sale right hereunder by (y) a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) owned by such Co-Sale Holder at the time of the sale or transfer or exchange and the denominator of which is the combined number of Ordinary Shares (on an as-converted basis) at the time owned by all the Co-Sale Holders exercising the co-sale right hereunder and the Selling Shareholder(the “Co-Sale Pro Rata Portion”). The co-sale right under this Section 5.3 shall not apply with respect to any Shares sold or to be sold to the Company or the Non-Selling Shareholders under the right of first refusal under section 5.2.

(b) Transferred Shares. A Co-Sale Holder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(i) the number of the Shares which such Co-Sale Holder elects to sell;

(ii) Preferred Shares, in the event that the Co-Sale Holder delivers certificates for that number of Preferred Shares which is at such time convertible into the number of Ordinary Shares that the Co-Sale Holder elects to sell (on an as-converted basis); provided in such case that, if the prospective purchaser objects to the sale, transfer or exchange of the Preferred Shares in lieu of the Ordinary Shares, the Co-Sale Holder shall convert such Preferred Shares into Ordinary Shares and deliver certificates for Ordinary Shares as provided in subsection 5.3(b)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the prospective purchaser; or

(iii) a combination of the above.

(c) Payment to Co-Sale Holders; Registration of Transfer. The share certificate or certificates that a Co-Sale Holder delivers to the Selling Shareholder pursuant to subsection (b) above shall be transferred to the prospective purchaser in consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to the Co-Sale Holder exercising the co-sale right that portion of the sale proceeds to which the Co-Sale Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from the Co-Sale Holders exercising the co-sale right hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Offered Shares unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from the Co-Sale Holders exercising the co-sale right. The Company shall, upon surrendering by the prospective purchaser or the Selling Shareholder of the certificates for the Preferred Shares or Ordinary Shares being transferred from the Co-Sale Holders as provided above, make proper entries in the register of members of the Company and cancel the surrendered certificates and issue any new certificates in the name of the prospective purchase or the Selling Shareholder, as the case may be, as necessary to consummate the transactions in connection with the exercise by the Co-Sale Holder of its co-sale rights under this Section 5.3.

5.4 Right to Transfer.

To the extent the Company and Non-Selling Shareholders do not elect to purchase, and the Co-Sale Holders do not elect to participate in the sale of, the Offered Shares subject to the Transfer Notice, the Selling Shareholder may, not later than ninety (90) days following delivery to the Company and the Non-Selling Shareholders of the Transfer Notice, conclude a transfer of the Offered Shares covered by the Transfer Notice which shall have not been elected to be purchased by the Company or the Non-Selling Shareholder and the number of which shall have not been reduced pursuant to the co-sale right of the Co-Sale Holders hereunder, provided that, in each case, (i) such transfer shall be on substantially the same terms and conditions as those described in the Transfer Notice; and (ii) the third-party transferee of such Offered Shares shall have executed a deed of accession in form and substance approved by the Board and become a party to, and to be bound by, this Agreement (and each other relevant Transaction Documents), assuming all the rights and obligations of the Selling Shareholder under this Agreement (and each other relevant Transaction Documents) with respect to such Offered Shares. Any proposed transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed transfer of any Offered Shares by the Selling Shareholder, shall again be subject to the right of first refusal of the Company and the Non-Selling Shareholders and the co-sale rights of the Co-Sale Holders and shall require compliance by the Selling Shareholder with the procedures described in Sections 5.2 and 5.3 of this Agreement.

5.5 Permitted Transfers.

Subject to Section 5 hereof, the right of first refusal of the Company and the Non-Selling Shareholders and the co-sale rights of the Co-Sale Holders hereunder shall not apply to (a) any sale or transfer of any Shares to the Company pursuant to any repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship with the Company in compliance with applicable laws; (b) if a Selling Shareholder is an entity, any sale or transfer of any Shares to any Affiliate of such Selling Shareholder established for bona fide estate planning purposes; or (c) if a Selling Shareholder is a natural person (including any Founder or any Angel Investor), any gratuitous transfer of the Shares held by such Selling Shareholder to an Immediate Family Member of such Selling Shareholder, or to a custodian, trustee, executor, or other fiduciary for the account of such Selling Shareholder’s Immediate Family Member, or to a trust for such Selling Shareholder’s own self, in each case for bona fide estate planning purposes (each such transfer, a “Permitted Transfer” and each foregoing transferee, a “Permitted Transferee”), provided that the Founders and the Angel Investors shall at all times remain subject to the terms and restrictions set forth in this Agreement; provided that adequate documentation therefor shall be provided to the Company and each Non-Selling Shareholder and that any Permitted Transferee shall agree in writing to be bound by this Agreement (and each other relevant Transaction Documents) in place of the relevant transferor and shall execute a deed of accession in form and substance approved by the Board and become a party to, and to be bound by, this Agreement (and each other relevant Transaction Documents) and that the Permitted Transferee shall not transfer its Shares except to the Selling Shareholder or other Permitted Transferee(s) of the Selling Shareholder. For this Section 5.5, the term “Immediate Family Member” means a child, grandchild, parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a person referred to herein.

5.6 Restriction on Transfers of Shares of the Company.

(a) Notwithstanding anything to the contrary contained herein, without the prior written consent of the Shareholders holding at least a simple majority of the outstanding Preferred Shares, none of the Founders and/or his Permitted Transferees shall, or in the event that any of the Founders and/or his Permitted Transferees holds any Shares or securities of the Company through an entity or organization totally owned or Controlled by him (the “Holding Vehicle”), he shall cause such Holding Vehicle not to:

(i) sell, assign, exchange or transfer through one or a series of transactions any Shares or securities of the Company held directly or indirectly by such Founder or his Permitted Transferees or the Holding Vehicle to any Person at any time during the period from the date of this Agreement to the expiry date of the six (6) month period after the consummation of a Qualified IPO of the Company; or

(ii) pledge, hypothecate, mortgage, encumber or otherwise dispose of through one or a series of transactions any Shares or securities of the Company held directly or indirectly by such Founder or his Permitted Transferees or the Holding Vehicle to any Person before the earlier of four (4) years after the Closing Date or consummation of a Qualified IPO of the Company.

(b) Any attempt by any of the Founders or his Permitted Transferees or a Holding Vehicle to transfer any Shares or securities of the Company in violation of this Section 5 shall be void and the Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such Shares or securities without the prior written approval of the Shareholders holding at least a simple majority of the outstanding Preferred Shares.

(c) Each of the Selling Shareholders shall not, and shall cause its Permitted Transferees and or an entity or organization totally owned or Controlled by him (if any) not to, without the prior written consent of the Board (including the consent of the Series B Director), transfer or dispose of any of its Shares (i) to any person or entity that at the time of the transfer such Selling Shareholder or Permitted Transferee knows, or has reasonable grounds to know, to be engaging in a business that is in direct competition of the Business of any Group Company, or to any third party acting on behalf of such Person, unless such transfers or sales are on the open market after the date of the Qualified IPO; (ii) unless, if the Company requests in its sole discretion, the Company shall have received a written opinion from counsel reasonably satisfactory to the Company, specifying the nature and circumstances of the proposed transfer and any related transactions of which the proposed transfer is a part, and based on such facts stating that the proposed transfer and any related transactions will not be in violation of any of the registration provisions of the Securities Act, or any applicable state securities laws; and the transfer will not result in the loss of any license or regulatory approval or exemption that has been obtained by the Group Companies and is materially useful in the conduct of their business as then being conducted or proposed to be conducted; and the transfer will not result in a material and adverse limitation or restriction on the operations of the Group Companies taken as a whole.

(d) Notwithstanding anything to the contrary contained herein, without the prior written consent of the Shareholders holding at least a simple majority of the outstanding Preferred Shares:

(i) Each Founder shall not, and shall not cause or permit any other Person to, directly or indirectly, sell, assign, transfer, pledge, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held or controlled by him in any PRC Company to any Person. Any transfer in violation of this Section shall be void and each PRC Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such equity interest without the prior written approval of the Shareholders holding at least a simple majority of the outstanding Preferred Shares.

(ii) Each PRC Company shall not, and the Founders shall cause each PRC Company not to, issue to any Person any equity securities of such PRC Company or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of each PRC Company.

(iii) In the case of any Holding Vehicle, before the consummation of a Qualified IPO of the Company, the Founders shall not, and shall not cause or permit any Permitted Transferee or other Person to, directly or indirectly, (i) sell, assign, transfer, pledge, mortgage, encumber or otherwise dispose through one or a series of transactions any shares or securities held or controlled by him in the Holding Vehicle to any person in any manner described in Section 5.6(a) above, or (ii) issue any new shares or securities to any Person.

5.7 Term.

The provisions under this Section 5 shall terminate upon the consummation of a Qualified IPO.

5.8 Accession to this Agreement.

Each party agrees that, if any Shareholder transfers any Shares to any third party transferee, such Shareholder shall cause such third party transferee to execute a deed of accession in form and substance approved by the Board and become a party to, and to be bound by, this Agreement (and each other relevant Transaction Documents), assuming all the rights and obligations of such Shareholder under this Agreement (and each other relevant Transaction Documents) with respect to the Shares to be transferred.

5.9 Transfer by the Investors.

Regardless of any provision under this Agreement, each Investor may assign and transfer, to any Affiliate of such Investor or any director, office or partner of such Affiliate any Shares of the Company held by such Investor, provided that the assignee or transferee thereunder agrees in writing to be bound by the terms and conditions of the Series B Purchase Agreement and any other Transaction Document as if it were a purchaser of Preferred Shares thereunder. For avoidance of doubt, the transfer restrictions and requirements provided in this Section 5 (except for Sections 5.8 and 5.9) shall not apply to any sale or transfer of any Shares by any Investor to any Affiliate of such Investor or any director, office or partner of such Affiliate.

6.	VOTING AGREEMENT FOR TRADE SALE

6.1 Trade Sale.

If the holders of a simple majority of the outstanding Series A Preferred Shares (voting as a single class) and the holders of a simple majority of the outstanding Series B Preferred Shares of the Company (voting as a separate class), consent to a Trade Sale of the Company, each holder of Ordinary Shares shall consent to, enter into any agreement in connection with, and participate in, and the Founders, the Founder Vehicles, the Angel Investors and the Series A Investors shall cause all other shareholders of the Company to consent to, enter into any agreement in connection with, and participate in, such Trade Sale, provided that the gross proceeds derived from such Trade Sale are equal to or greater than US$450,000,000.

For purpose of this Agreement, “Trade Sale” means either (i) a merger, consolidation, amalgamation, scheme of arrangement or other business combination of any Group Company with or into any other Person or other corporate reorganization in which the shareholders of such Group Company immediately prior to such merger, consolidation, amalgamation, scheme of arrangement or other business combination, own less than 50% of such Group Company’s voting power immediately after such merger, consolidation, amalgamation, scheme of arrangement or business combination, or any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred; (ii) the sale, lease, transfer or other disposition of all or substantially all of any Group Company’s assets, or any series of related transactions resulting in such sale, transfer, lease or other disposition of all or substantially all of such Group Company’s assets (including the sale or exclusive licensing of substantially all of the intellectual property assets of any Group Company or any of the PRC Companies to a third party) or (iii) the sale, pledge, transfer, or other disposition of a simple majority of the outstanding voting securities of any Group Company (or any series of related transactions resulting in such sale, pledge, transfer or other disposition of a simple majority of the outstanding voting securities of any Group Company).

For avoidance of doubt, a Trade Sale to any portfolio company of any holder of Preferred Shares shall not be subject to this Section 6.

6.2 Distribution.

Upon the consummation of a Trade Sale of the Company pursuant to Section 6.1, the proceeds received from such Trade Sale of the Company and legally available for distribution to shareholders shall be distributed pursuant to the terms set forth in the Amended M&AA.

6.3 Termination.

The obligation under this Section 6 shall be terminated upon a Qualified IPO.

7.	CONFIDENTIALITY AND NON DISCLOSURE.

7.1 Disclosure of Terms.

The terms and conditions of this Agreement and the other Transaction Documents, any term sheet or memorandum of understanding entered into pursuant to the transactions contemplated hereby and thereby, all exhibits and schedules attached hereto and thereto, the transactions contemplated hereby and thereby, the documents, materials, and other information obtained by the holders of the Preferred Shares upon exercising the Information Rights and Inspection Rights (collectively, the “Financing Terms”), including their existence and all information of a confidential nature furnished by any party hereto and by representatives of such party to any other party hereto or any of the representatives of such party shall be considered confidential information (the “Confidential Information”) and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below.

7.2 Press Releases.

No announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of the Board.

7.3 Permitted Disclosures.

Notwithstanding the foregoing, each of the Group Companies and the Investors may disclose (i) the Confidential Information to its current or bona fide prospective investors, Affiliates and their respective employees, bankers, lenders, accountants, legal counsels, business partners or representatives or advisors who need to know such information, in each case only where such Persons are informed of the confidential nature of the Confidential Information and are under appropriate nondisclosure obligations substantially similar to those set forth in this Section 7, (ii) such Confidential Information as is required to be disclosed pursuant to routine examination requests from governmental authorities with authority to regulate such party’s operations, in each case as such party reasonably deems appropriate, and (iii) the Confidential Information to any Person to which disclosure is approved in writing by the other parties hereto. Any party hereto may also provide disclosure in order to comply with applicable laws, as set forth in Section 7.4 below.

7.4 Legally Compelled Disclosure.

Except as set forth in Section 7.3 above, in the event that any party is requested or becomes legally compelled (including without limitation, pursuant to any applicable tax, securities, or other laws and regulations of any jurisdiction) to disclose any Confidential Information, such party (the “Disclosing Party”) shall provide the other parties hereto with prompt written notice of that fact and shall consult with the other parties hereto regarding such disclosure. At the request of the other parties, the Disclosing Party shall, to the extent reasonably possible and with the cooperation and reasonable efforts of the other parties, seek a protective order, confidential treatment or other appropriate remedy. In any event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such information.

7.5 Other Exceptions.

Notwithstanding any other provision of this Section 7, the confidentiality obligations of the parties shall not apply to: (i) information which a restricted party learns from a third party having the right to make the disclosure, provided the restricted party complies with any restrictions imposed by the third party; (ii) information which is rightfully in the restricted party’s possession prior to the time of disclosure by the protected party and not acquired by the restricted party under a confidentiality obligation; or (iii) information which enters the public domain without breach of confidentiality by the restricted party.

7.6 Other Information.

The provisions of this Section 7 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby.

7.7 Survival.

The obligations of each party hereto under this Section 7 shall survive and continue to be binding upon such party for a period of four (4) years after the earlier of (i) the termination of this Agreement; and (ii) the first date that such party no longer holds any Shares and ceases to be a party to this Agreement.

8.	ASSIGNMENT AND AMENDMENT.

8.1 Assignment.

This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. Unless otherwise provided herein, the rights of any Shareholder hereunder are only assignable by such Shareholder (ii) to any other Shareholder, (ii) to an Affiliate of, or an entity managed by such Shareholder or its directors, officers or partners, or (iii) to an assignee or transferee who acquires Equity Securities held by such Shareholder, and each such assignee shall execute a joinder agreement and become a party to this Agreement as a Shareholder. This Agreement and the rights and obligations of any party hereunder shall not otherwise be assigned without the mutual written consent of the other parties.

8.2 Amendment.

Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company; as to the Investor, only by the Investor holding at least a simple majority of the outstanding Preferred B Shares (and the Ordinary Shares which the Preferred B Shares have been converted into), provided, however, that any Investor may waive any of its own rights hereunder without obtaining the consent of any other Investor; and (iii) as to the Ordinary Share shareholders, by Persons holding at least a simple majority of the Ordinary Shares held by the Ordinary Share shareholders; provided, however, that any Ordinary Share shareholder may waive any of its own rights hereunder without obtaining the consent of any other Ordinary Share shareholder. Notwithstanding the foregoing sentence and subject to the provisions in the Amended M&AA, this Agreement may be amended for the sole purpose of consummating the next round financing of the Company as approved by the Board and the Shareholders pursuant to this Agreement and the Amended M&AA. Any amendment or waiver effected in accordance with this Section 8 shall be binding upon the Company, the Investors, each holder of the Ordinary Shares and their respective Permitted Transferees.

9.	OTHER UNDERTAKINGS OF THE COMPANY AND THE FOUNDERS.

9.1 Full Time Commitment.

Each Founder undertakes and covenants to the Investors that, as long as he remains an employee of any of the Group Companies, he shall commit all of his efforts to furthering the Business of the Group Companies and shall not, without the prior written consent of all the Investors, either on his own account or through any of his Affiliates, or in conjunction with or on behalf of any other Person, (i) possess, directly or indirectly, the power to direct or cause the direction of the management and business operation of any entity whether (A) through the ownership of any equity interest in such entity, or (B) by occupying half or more of the board seats of the entity; or (C) by contract or otherwise; or (ii) devote time to carry out the business operation of any other entity.

9.2 Business of the Company and HK Company.

The business of the HK Company shall be restricted to holding, management and disposition of equity interest in the WFOE and the Domestic Company and other Subsidiaries in PRC (to the extent allowable under the Laws of the PRC). The business of the Company shall be restricted to holding, management and disposition of equity interest in the HK Company and other Subsidiaries of the Company.

9.3 Non-Competition.

(a) Each Founder undertakes to the Investors that commencing from the date of this Agreement until two (2) years after the earlier of (x) the date he ceases to be employed by any Group Company or a shareholder in the Company or Domestic Company and (y) the effective date of a Qualified IPO (the “Non-competition Period”), he will not, without the prior written consent of all the Investors, either on his own account or through any of his Affiliates, or in conjunction with or on behalf of any other Person: (i) carry out, be engaged, concerned or interested directly or indirectly whether as shareholder, director, employee, partner, agent in any business in direct competition with, or otherwise related to, the business relating to providing the Business engaged by any Group Company; (ii) solicit or entice away or attempt to solicit or entice away from any Group Company, any Person, firm, company or organization who is a customer, client, representative, agent or correspondent of such Group Company or in the habit of dealing with such Group Company.

(b) During the Non-Competition Period, in the event any entity directly or indirectly established or managed by any Founder, engages or will engage in any business which is the same or similar to or otherwise competes with the Business of the Group Companies, each Founder shall cause such entity, to disclose any relevant information to the Investors upon request and if the foregoing event happens during the period from the date of this Agreement to the date such Founder ceases to be employed by any Group Company or a shareholder in the Company or Domestic Company, each Founder shall cause the entity mentioned above to transfer such lawful business to the Company or any Subsidiary designated by the Company immediately.

9.4 Tax Matters.

(a) The Company shall not, without the written consent of all the Investors, issue or transfer securities in the Company to any investor if following such issuance or transfer the Company, in the determination of counsel or accountants for any Investors, would be a “Controlled Foreign Corporation” (“CFC”) as defined in the U.S. Internal Revenue Code of 1986, as amended (or any successor thereto) (the “Code”) with respect to the securities held by investor. No later than two (2) months following the end of each Company taxable year, the Company shall provide the following information to each Investor: (i) the Company’s capitalization table as of the end of the last day of such taxable year and (ii) a report regarding the Company’s status as a CFC. In addition, the Company shall provide each Investor with access to such other Company information as may be required by such Investor to determine the Company’s status as a CFC to determine whether such Investor is required to report its pro rata portion of the Company’s “Subpart F income” (as defined in Section 952 of the Code) on its United States federal income tax return, or to allow such Investor to otherwise comply with applicable United States federal income tax laws. The Company shall make due inquiry with its tax advisors on at least an annual basis regarding its status as a CFC and regarding whether any portion of the Company’s income is Subpart F income. In the event that the Company is determined by the Company’s tax advisors or by counsel or accountants for any Investor to be a CFC with respect to the securities held by such Investor, the Company agrees to use commercially reasonable efforts to avoid generating Subpart F income. In the event that the Company is determined by counsel or accountants for any Investor to be a CFC with respect to the securities held by such Investor, the Company agrees, to the extent permitted by law, to annually make dividend distributions to such Investor in an amount equal to 50% of any income deemed distributed to such Investor pursuant to Section 951(a) of the Code.

(b) The Company will not be at any time during the calendar year in which the Closing (as defined in the Series B Purchase Agreement) occurs a “passive foreign investment company” within the meaning of Section 1297 of the Code (a “PFIC”). The Company shall use its best efforts to avoid being a PFIC. The Company shall make due inquiry with its tax advisors on at least an annual basis regarding its status as a PFIC, and if the Company is informed by its tax advisors that it has become a PFIC, or that there is a likelihood of the Company being classified as a PFIC for any taxable year, the Company shall promptly notify each Investor of such status or risk, as the case may be. In connection with a “Qualified Electing Fund” election made by any Investor pursuant to Section 1295 of the Code or a “Protective Statement” filed by such Investor pursuant to Treasury Regulation Section 1.1295-3, as amended (or any successor thereto), the Company shall provide annual financial information to such Investor in the form satisfactory to the Investor as soon as reasonably practicable following the end of each taxable year of such Investor (but in no event later than 90 days following the end of each such taxable year), and shall provide such Investor with access to such other Company information as may be required for purposes of filing U.S. federal income tax returns in connection with such Qualified Electing Fund election or Protective Statement. In the event that such Investor who has made a “Qualified Electing Fund” election must include in its gross income for a particular taxable year its pro rata share of the Company’s earnings and profits pursuant to Section 1293 of the Code, the Company agrees, to the extent permitted by law, to make a dividend distribution to such Investor (no later than 90 days following the end of such Investor’s taxable year or, if later, 90 days after the Company is informed by such Investor that such Investor has been required to recognize such an income inclusion) in an amount equal to 50% of the amount so included by such Investor.

(c) The Company shall take such actions, including making an election to be treated as a corporation or refraining from making an election to be treated as a partnership, as may be required to ensure that at all times the Company is treated as corporation for United States federal income tax purposes.

(d) The Company shall make due inquiry with its tax advisors on at least an annual basis regarding whether any of the Investors’ interest in the Company is subject to the reporting requirements of either or both of Sections 6038 and 6038B (and the Company shall duly inform the Investors of the results of such determination), and in the event that the Company’s tax advisors or any Investor’s tax advisors determine that such Investor’s interest in the Company is subject to any such reporting requirements, the Company agrees, upon a request from such Investor, to provide such information to such Investor as may be necessary to fulfill such Investor’s obligations thereunder.

9.5 Compliance with Applicable Law.

(a) Each of the Group Companies shall, and the Founders shall cause, each of the Group Companies to, comply with all applicable Laws, including but not limited to (i) applicable PRC rules and regulations relating to their Businesses, intellectual property, antimonopoly, taxation, foreign exchange, labor and other matters; and (ii) the US Foreign Corrupt Practices Act, as amended, on an ongoing basis.

(b) Each holder or beneficiary owner of shares or convertible securities of the Company, including without limitation, Ordinary Shares or any rights, warrants or options to acquire such shares or securities (“Company Security Holder”) who is a “Domestic Resident” as defined in Circular 75 issued by the SAFE on October 21, 2005 (“Circular 75”) and is subject to any of the registration or reporting requirements of Circular 75 and subject to the foreign exchange procedures governing individuals participating in employee stock option plans as defined in Circular 78 issued by SAFE on March 28, 2007 (the “Circular 78”) shall have submitted, or shall have successfully caused such beneficial owner to submit, the application to the relevant local SAFE in connection with such Company Security Holder’s participation in the investment, management and operations of the Group Companies in compliance with the registration and any other requirements of the SAFE Rules and Regulations, (unless such Company Security Holder delivers to the Company and the Investors a written confirmation in form and substance satisfactory to the Investors that neither such Company Security Holder nor, to its best knowledge, any of its beneficial owner is subject to the registration requirements under the SAFE Rules and Regulations). The Company, the HK Company and any of their subsidiaries shall fully comply with all applicable PRC Laws relating to the filing, registration and reporting to SAFE or any of its local branches with respect to any foreign exchange transactions, investments, changes or occurrence of significant events.

9.6 ESOP.

The exercise price per share for options under the ESOP shall be not less than the issue price per Series B Preferred Share under this Agreement. Unless otherwise determined by the Board (including affirmative vote of the director of the Board designated by the Investors), twenty-five percent (25%) of any option granted under the ESOP shall vest at the end of the first year from the date of granting of such option and thereafter the outstanding option shall vest on a yearly basis at a rate of 1/4 of the total amount of such option. No option under the ESOP may be actually exercised, and no shares thereunder may be issued to any optionee, until after (i) the Qualified IPO has actually occurred, and (ii) the requisite filing, if applicable, with SAFE pursuant to Circular 78 has been completed.

9.7 IPO of the Company.

The Company shall make best efforts to seek a Qualified Public Offering on an internationally recognized stock exchange and the Founders shall use their best endeavors to procure such Qualified Public Offering before or on the expiry date of the three-year period from the Closing Date. Subject to the consent of the Investors and under proper legal circumstance, the Company may implement restructuring of the assets of Group Companies to the effect that any Domestic Company or local Affiliate of the Company may obtain necessary governmental and regulatory approvals for the initial public offering of such Domestic Company or local Affiliate’s shares on the stock exchange in PRC.

10.	GENERAL PROVISIONS.

10.1 Notices.

Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth in Schedule of Notice hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Schedule of Notice; or (d) three (3) Business Days after deposit with an international overnight delivery service, postage prepaid, addressed to the parties as set forth in Schedule of Notice with next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed for each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given in Schedule of Notice, or designate additional addresses, for purposes of this Section 10.1 by giving the other party written notice of the new address in the manner set forth above.

10.2 Entire Agreement.

This Agreement, the Series B Purchase Agreement and any other Transaction Document, together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

10.3 Governing Law.

This Agreement shall be governed by and construed under the laws of Hong Kong, without regard to principles of conflict of laws thereunder.

10.4 Severability.

If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

10.5 Third Parties.

Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.

10.6 Successors and Assigns.

Subject to the provisions of Section 8.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto. Subject to Section 5, this Agreement and the rights and obligations herein may be assigned by the Investors to any Person without the written consent of the other parties. None of the Founders, the Founder Vehicles, the Angel Investors, the Series A Investors or the Group Companies may assign its rights or delegate its obligations under this Agreement without the written consent of the Investors except in connection with a transfer in compliance with Section 5 of this Agreement.

10.7 Interpretation; Captions.

This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.

10.8 Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.9 Adjustments for Share Splits, Etc.

Wherever in this Agreement there is a reference to a specific number of shares of the Preferred Shares or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

10.10 Aggregation of Shares.

All the Preferred Shares or Ordinary Shares held or acquired by the affiliated entities or persons (as defined in Rule 144 under the Securities Act) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

10.11 Shareholders Agreement to Control and Founders’ Voting Power.

If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Amended M&AA, the terms of this Agreement shall control with respect to each of the shareholders of the Company only. If appropriate, the parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Amended M&AA so as to eliminate such inconsistency to the fullest extent permissible by law.

All shareholders of the Company agree that the Founders, jointly, shall have the controlling voting power, directly or indirectly, of the outstanding capital stock immediately following the Company’s IPO. For the purpose of achievement of such controlling goal, all shareholders further agree to take actions, with the advice of the underwriters and relevant professional bodies, to work out a mechanism before the Company’s IPO. Such mechanism shall not have adverse effect on the Company’s IPO.

10.12 Dispute Resolution.

(a) Negotiation; Mediations. The parties agree to negotiate in good faith to resolve any dispute between them arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement (the “Dispute”). If the negotiations do not resolve the Dispute to the reasonable satisfaction of all parties within thirty (30) days, Section 10.12(b) shall apply.

(b) Arbitration. Each of the parties hereto irrevocably (i) agrees that any Dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Hong Kong which shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules in force at the time of the commencement of the arbitration (the “Arbitration Rules”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration, and (iii) submits to the exclusive jurisdiction of Hong Kong in any such arbitration. There shall be three arbitrators, selected in accordance with the Arbitration Rules, and at least one arbitrator shall be qualified to practice Hong Kong Law. The arbitration shall be conducted in English and Chinese. The decision of the arbitration tribunal shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitration tribunal’s decision in any court having jurisdiction. The parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each party shall separately pay for its respective counsel fees and expenses; provided, however, that the prevailing party in any such arbitration shall be entitled to recover from the non-prevailing party its reasonable costs and attorney fees. The parties acknowledge and agree that, in addition to contract damages, the arbitrators may award provisional and final equitable relief, including injunctions, specific performance, and lost profits.

10.13 Further Assurances.

The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the intent of this Agreement. The Company, the HK Company, the Founder Vehicles, the Founders and the Angel Investors agree to use their reasonable best efforts to ensure that the rights granted under this Agreement to the Shareholers are effective and that the Shareholders enjoy the benefits thereof. The Company, the HK Company, the Founder Vehicles, the Founders and the Angel Investors will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed by the Company, the HK Company, the Founder Vehicles, the Founders and the Angel Investors, but will at all times in good faith assist in the carrying out of all the provisions of this Agreement and in the taking of all such actions as may be necessary or reasonably requested by a Shareholder in order to protect the rights of a Shareholder hereunder against impairment.

10.14 Rights Cumulative.

Each and all of the various rights, powers and remedies of a party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

10.15 No Waiver.

Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

10.16 No Presumption.

The parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel.

10.17 Specific Performance.

Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

— REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK —

IN WITNESS WHEREOF, the parties have or have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE COMPANY

JUMEI INTERNATIONAL HOLDING LIMITED

By:	/s/ Ou Chen
Name:	Ou Chen
Title:	Director

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HK COMPANY:

JUMEI HONGKONG LIMITED

By:	/s/ Ou Chen
Name:	Ou Chen
Title:	Director

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WFOE:

JUMEI (BEIJING) SCIENCE AND TECHNOLOGY SERVICES CO., LTD.

( )

By:	/s/ Ou Chen
Name:	Ou Chen
Title:	Director

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

DOMESTIC COMPANIES:

By:	/s/ Ou Chen
Name:	Ou Chen
Title:	Director

By:	/s/ Ou Chen
Name:	Ou Chen
Title:	Director

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FOUNDERS:

By:	/s/ Ou Chen
Name:	Ou Chen ( )
ID Number:	***

By:	/s/ Yusen Dai
Name:	Yusen Dai ( )
ID Number:	***

By:	/s/ Hui Liu
Name:	Hui Liu ( )
ID Number:	***

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FOUNDER VEHICLES:

SUPER ROI GLOBAL HOLDING LIMITED

By:	/s/ Ou Chen
Name:	Ou Chen
Title:	Director

SEMANTIC HI-TECH LIMITED

By:	/s/ Hui Liu
Name:	Hui iu
Title:	Director

PINNACLE HIGH-TECH LIMITED

By:	/s/ Yusen Dai
Name:	Yusen Dai
Title:	Director

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ANGEL INVESTORS:

SUCCESS ORIGIN LIMITED

By:	/s/ Authorized Signatory
Name:
Title:

XILONG WU

By:	/s/ Xilong Wu
Name:	Xilong Wu
Passport Number:	***

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SERIES A-1 INVESTORS:

K2 PARTNERS L.P.

By:	/s/ Authorized Signatory
Name:
Title:

SUCCESS ORIGIN LIMITED

By:	/s/ Authorized Signatory
Name:
Title:

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SERIES A-2 INVESTORS:

Sequoia Capital China II, L.P. Sequoia Capital China Partners Fund II, L.P.
Sequoia Capital China Principals Fund II, L.P.

By:	Sequoia Capital China Management II, L.P. A Cayman Islands exempted limited partnership General Partner of Each

By:	SC China Holding Limited A Cayman Islands limited liability company Its General Partner

SIGNED by	/s/ Wendy Kok
Name:	Wendy Kok Authorized Signatory

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SERIES A-2 INVESTORS:

K2 PARTNERS L.P.

By:	/s/ Authorized Signatory
Name:
Title:

SUCCESS ORIGIN LIMITED

By:	/s/ Authorized Signatory
Name:
Title:

XILONG WU

By:	/s/ Authorized Signatory
Name:	Xilong Wu
Passport Number:	***

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SERIES B INVESTORS:

VENTECH CHINA II SICAR

By:	/s/ Cindy Guo
Name:	Cindy Guo
Title:

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SERIES B INVESTORS:

RICH TEAM INVESTMENTS LIMITED

By:	/s/ Authorized Signatory
Name:
Title:

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SERIES B INVESTORS:

PRECISE ASSET INVESTMENTS LIMITED

By:	/s/ Wong Kit Ping
Name:	Wong Kit Ping
Title:	Director

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SERIES B INVESTORS:

SUCCESS ORIGIN LIMITED

By:	/s/ Authorized Signatory
Name:
Title:

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

SCHEDULE OF NOTICE

Company

Address: Floor 3, Building 3, Kunsha Centre, No. 16 Xin Yuan Li, Chaoyang District, Beijing

( )

Telephone:+861062018610

Fax Number: +861062010929

Contact Person: Ou Chen

HK Company

Address: Floor 3, Building 3, Kunsha Centre, No. 16 Xin Yuan Li, Chaoyang District, Beijing

( )

Telephone:+861062018610

Fax Number: +861062010929

Contact Person: Ou Chen

Domestic Companies

Address: Floor 3, Building 3, Kunsha Centre, No. 16 Xin Yuan Li, Chaoyang District, Beijing

( )

Telephone:+861062018610

Fax Number: +861062010929

Contact Person: Ou Chen

WFOE

Address: Floor 3, Building 3, Kunsha Centre, No. 16 Xin Yuan Li, Chaoyang District, Beijing

( )

Telephone:+861062018610

Fax Number: +861062010929

Contact Person: Ou Chen

Founders

Ou Chen ( )

Address: Floor 3, Building 3, Kunsha Centre, No. 16 Xin Yuan Li, Chaoyang District, Beijing

( )

Telephone:+861062018610

Fax Number: +861062010929

SCHEDULE OF NOTICE

Yusen Dai ( )

Address: Floor 3, Building 3, Kunsha Centre, No. 16 Xin Yuan Li, Chaoyang District, Beijing

( )

Telephone:+861062018610

Fax Number: +861062010929

Hui Liu ( )

Address: Floor 3, Building 3, Kunsha Centre, No. 16 Xin Yuan Li, Chaoyang District, Beijing

( )

Telephone:+861062018610

Fax Number: +861062010929

Angel Investors

Success Origin Limited

Address: Room 2308, Suite A, Yintai Centre, No.2 Jian Guo Men Wai Avenue, Beijing

( )

Telephone: ***

Fax Number: ***

Contact Person: Xiaoping Xu

Xilong Wu

Address: ***

Telephone: ***

Fax Number: ***

Founder Vehicles

Super ROI Global Holding Limited

Address: Floor 3, Building 3, Kunsha Centre, No. 16 Xin Yuan Li, Chaoyang District, Beijing

( )

Telephone:+861062018610

Fax Number: +861062010929

Contact Person: Ou Chen

Semantic Hi-Tech Limited

Address: Floor 3, Building 3, Kunsha Centre, No. 16 Xin Yuan Li, Chaoyang District, Beijing

( )

Telephone:+861062018610

Fax Number: +861062010929

Contact Person: Hui Liu

SCHEDULE OF NOTICE

Pinnacle High-Tech Limited

Address: Floor 3, Building 3, Kunsha Centre, No. 16 Xin Yuan Li, Chaoyang District, Beijing

( )

Telephone:+861062018610

Fax Number: +861062010929

Contact Person: Yusen Dai

Series A-1 Investors

K2 Partners L.P.

Address: Floor 21, Suite C, Central International Trade Centre, No. 6 Jian Guo Men Wai Avenue,

Chaoyang District, Beijing

( )

Telephone: ***

Fax Number: ***

Contact Person: Keyi Chen ( )

Success Origin Limited

Address: Room 2308, Suite A, Yintai Centre, No.2 Jian Guo Men Wai Avenue, Beijing

( )

Telephone: ***

Fax Number: ***

Contact Person: Xiaoping Xu

Series A-2 Investors

Sequoia Capital China II L.P.

Sequoia Capital China Partners Fund II, L.P.

Sequoia Capital China Principals Fund II, L.P.

Address: Suite 2215, 22/F, Two Pacific Place, 88 Queensway Road, Hong Kong

Telephone: ***

Fax Number: ***

Contact Person: Wendy Kok

K2 Partners L.P.

Address: Floor 21, Suite C, Central International Trade Centre, No. 6 Jian Guo Men Wai Avenue, Chaoyang District, Beijing

( )

Telephone: ***

Fax Number: ***

Contact Person: Keyi Chen ( )

SCHEDULE OF NOTICE

Success Origin Limited

Address: Room 2308, Suite A, Yintai Centre, No.2 Jian Guo Men Wai Avenue, Beijing

( )

Telephone: ***

Fax Number: ***

Contact Person: Xiaoping Xu

Xilong Wu

Address: ***

Telephone: ***

Fax Number: ***

Series B Investors

VENTECH CHINA SICAR

Address: Suite 22, 9/F, China Central Place, Tower II, 79 Jianguo Road, Beijing

( )

Telephone: ***

Fax Number: ***

Contact Person: Cindy Guo

Rich Team Investments Limited

Address: c/o PROMINENT SERVICES LIMITED, Unit 606, 6th Floor, Alliance Building, 133

Connaught Road Central, Hong Kong

Telephone: ***

Fax Number: ***

Contact Person: Cindy Guo

PRECISE ASSET INVESTMENTS LIMITED

Address: 16/F., Shing Lee Commercial Building, 8 Wing Kut Street, Central, Hong Kong.

Tel: ***

Fax: ***

SUCCESS ORIGIN LIMITED

Address: Room 2308, Suite A, Yintai Centre, No.2 Jian Guo Men Wai Avenue, Beijing

( )

Telephone: ***

Fax Number: ***

Contact Person: Xiaoping Xu

SCHEDULE OF NOTICE

EXHIBIT A-1

SCHEDULE OF DOMESTIC COMPANIES

Name	Type & Jurisdiction	Address
	Limited Liability Company PRC	Rooms 305, 306 and 307, Floor 3, Building 3, No. 16 Xinyuanli, Chaoyang District, Beijing ( )

	Limited Liability Company PRC	Rooms 301, 302 and 303, Floor 3, Building 3, No. 16 Xinyuanli, Chaoyang District, Beijing ( )

EXHIBIT A-2

SCHEDULE OF FOUNDERS

No.	Name	PRC ID Number
1	Ou Chen ( )	***

2	Yusen Dai ( )	***

3	Hui Liu ( )	***

EXHIBIT A-3

SCHEDULE OF ANGEL INVESTORS

No.	Name	Information
1	Success Origin Limited	Type: Company Jurisdiction: British Virgin Islands; Registered Address: P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands
2	Xilong Wu	Passport Number: ***

A-3-1

EXHIBIT A-4

SCHEDULE OF FOUNDER VEHICLES

Name	Type & Jurisdiction	Registered Address
Super ROI Global Holding Limited	Limited Liability Company British Virgin Islands	P.O. Box 3321, Drake Chambers, Road Town, Tortola, British Virgin Islands

Semantic Hi-Tech Limited	Limited Liability Company British Virgin Islands	P.O. Box 3321, Drake Chambers, Road Town, Tortola, British Virgin Islands

Pinnacle High-Tech Limited	Limited Liability Company British Virgin Islands	P.O. Box 3321, Drake Chambers, Road Town, Tortola, British Virgin Islands

A-4-1

EXHIBIT B-1

SCHEDULE OF SERIES A-1 INVESTORS

Immediately after the Closing

Investor Name	Number of Series A-1 Preferred Shares	Aggregate Purchase Price Amount(US$)
K2 Partners L.P.	11,580,802	365,338
Success Origin Limited	2,893,575	91,283
Total	14,474,377	456,621

B-1-1

EXHIBIT B-2

SCHEDULE OF SERIES A-2 INVESTORS

Immediately after the Closing

Investor Name	Number of Series A-2 Preferred Shares	Aggregate Purchase Price Amount(US$)
Sequoia Capital China II L.P.	19,611,540	4,902,885
Sequoia Capital China Partners Fund II, L.P.	493,740	123,435
Sequoia Capital China Principals Fund II, L.P.	3,294,720	823,680
K2 Partners L.P.	2,000,000	500,000
Success Origin Limited	300,000	75,000
Wu Xi Long	300,000	75,000
Total	26,000,0007	6,500,000

B-2-1

EXHIBIT B-3

SCHEDULE OF SERIES B INVESTORS

Immediately after the Closing

Investor Name	Number of Series B Preferred Shares	Aggregate Purchase Price Amount(US$)
VENTECH CHINA II SICAR	3,342,858	3,600,000
RICH TEAM INVESTMENTS LIMITED	1,114,285	1,200,000
PRECISE ASSET INVESTMENTS LIMITED	928,571	1,000,000
SUCCESS ORIGIN LIMITED	185,714	200,000
TOTAL	5,571,428	6,000,000

B-3-1

EXHIBIT C

CAPITALIZATION TABLE

Fully Diluted Capitalization Immediately after the Closing:

Name of Shareholder	Class of Shares	Number of Shares		Approx. Percentages
		USD 6M Invested	USD 8M Invested	USD 6M Invested	USD 8M Invested
Super ROI Global Holding Limited	Ordinary	51,998,465	51,998,465	38.3550%	37.8367%
Semantic Hi-Tech Limited	Ordinary	8,538,493	8,538,493	6.2982%	6.2130%
Pinnacle High-Tech Limited	Ordinary	8,538,493	8,538,493	6.2982%	6.2130%
Success Origin Limited	Ordinary	7,675,050	7,675,050
	Preferred Series A-1	2,893,575	2,893,575
	Preferred Series A-2	300,000	300,000	8.0169%	7.9086%
Xilong Wu	Ordinary	2,373,893	2,373,893
	Preferred Series A-2	300,000	300,000	1.9723%	1.9457%
K2 Partners L.P.	Preferred Series A-1	11,580,802	11,580,802	10.0175%	9.8821%
	Preferred Series A-2	2,000,000	2,000,000
Sequoia Capital China II L.P.	Preferred Series A-2	19,611,540	19,611,540	14.4700%	14.2704%
Sequoia Capital China Partners Fund II, L.P.	Preferred Series A-2	493,740	493,740	0.3642%	0.3593%
Sequoia Capital China Principals Fund II, L.P.	Preferred Series A-2	3,294,720	3,294,720	2.4302%	2.3974%
Ventech China II SICAR	Preferred Series B	3,342,858	4,457,143 (3,342,858+ 1,114,285)	2.4658%	3.2432%
Rich Team Investments Limited	Preferred Series B	1,114,285	1,857,143 (1,114,285+ 742,858)	0.8219%	1.3514%
Precise Asset Investments Limited	Preferred Series B	928,571	928,571	0.6849%	0.6757%
Success Origin Limited	Preferred Series B	185,714	185,714	0.1370%	0.1351%
ESOP	Ordinary	10,401,229	10,401,229	7.6721%	7.5685%
Total		135,571,428	137,428,571	100%	100%

C-1